UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

OMINTO, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307

Boca Raton, FL 33432

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 561-362-2393

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2016, the board of directors of Ominto, Inc., a Nevada corporation (the “Company”), appointed Michael Hansen to serve as Chief Executive Officer (“CEO”) and President of the Company until his successor is duly elected, qualified and seated or until his earlier resignation or removal.

Mr. Hansen, age 46, is a Founder of the Company and has served as a Director of the Company since 2010. Since September 15, 2015, Mr. Hansen has served as Executive Vice President, Business Development of the Company. From May2015 to September 2015, Mr. Hansen was the Company’s chief strategist and concept developer. Mr. Hansen served as President and Chief Executive Officer of the Company's predecessor entity beginning in 2003 and served as President and Chief Executive Officer of the Company from October 2009 until May 2015. Early in his career, Mr. Hansen gained experience from his work in a variety of internationally recognized creative environments. In the late eighties and early nineties, he worked as a developer for the Danfoss Group. Mr. Hansen was later recruited by LEGO where he contributed to the design and creation of the Space Lego product line, which later developed the Star Wars products. In 1996, Mr. Hansen commenced his entrepreneurial career by developing a successful chain of Mexican themed franchise restaurants which he sold in 1999 to pursue a career in the network marketing industry where he achieved the highest sales associate ranking available in two US-based, network marketing companies, in telecommunications and financial services. Mr. Hansen holds a Mechanical Engineering degree.

Mr. Hansen’s current salary is $240,000 per year and he received a grant of 100,000 shares of restricted stock which vests monthly over 5 years pursuant to the terms of an employment agreement dated September 18, 2015 between the Company and Mr. Hansen (the “Employment Agreement”). The Company may pay Mr. Hansen additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services and he is entitled to 180 days of severance pay payable in accordance with the Company’s normal payroll plus accrued base and incentive pay, in the event he is terminated without cause or leaves the Company for good reason. The Employment Agreement was filed as an exhibit to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 18, 2015, the terms of which are incorporated herein by reference.

Mr. Hansen replaces Mitch Hill, who has been serving as the Company’s Interim CEO since January 26, 2016. Mr. Hill will continue as a Board member.

On June 1, 2016, the Company issued a press release regarding Mr. Hansen’s appointment, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of September 18, 2015 by and between Ominto, Inc. and Michael Hansen. (Incorporated by Reference from Registration Statement on Form S-1 filed on September 18, 2015).

99.1	Press Release dated June 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.

Date: June 7, 2016	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of September 18, 2015 by and between Ominto, Inc. and Michael Hansen. (Incorporated by Reference from Registration Statement on Form S-1 filed on September 18, 2015).

99.1	Press Release dated June 1, 2016.

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